                                              Exhibit 99.1

                                              Exhibit to Annual Report
                                              on Form 10-K of
                                              Angelica Corporation



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         ---------------

                            Form 11-K

(Mark One)

(x)  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1993
                               ------------------------------------
                                 OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from --------------to---------------



     Commission file number   1-5674
                           ----------------------------------------


     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                    THE ANGELICA CORPORATION
                     RETIREMENT SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                      ANGELICA CORPORATION
                    424 South Woods Mill Road
               Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------


     (a)  Financial Statements.                   Pages of this
          --------------------                    -------------
                                                  Form 11-K
                                                  ---------

          Report of Independent Public Accountants     4

          Statement of Net Assets Available for        5-6
          Plan Benefits - December 31, 1993 and
          December 31, 1992

          Statement of Changes in Net Assets           7-8
          Available for Plan Benefits - Fiscal
          Years ended December 31, 1993 and
          December 31, 1992

          Notes to Financial Statements                9-11

          Schedule I                                   12

          Schedule II                                  13




     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

                 THE ANGELICA CORPORATION
                 RETIREMENT SAVINGS PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                 AS OF DECEMBER 31, 1993 AND 1992
                 TOGETHER WITH AUDITORS' REPORT

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of the Angelica Corporation Retirement Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Angelica Corporation Retirement Savings Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of investments and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                              /s/ Arthur Andersen & Co.



St. Louis, Missouri,
  April 11, 1994

                                               THE ANGELICA CORPORATION
                                               ------------------------

                                               RETIREMENT SAVINGS PLAN
                                               -----------------------

                                 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                 ---------------------------------------------------

                                                 DECEMBER 31, 1993
                                                 -----------------

                                                                                       Investment Funds
                                                            ----------------------------------------------------------------
                                                               Company Stock Fund                                  Directed
                                                            -----------------------                  Interest      Purchase
                                                               Tax          Salary       Mutual       Income       of Life
                                                 Total        Credit       Deferral       Fund         Fund        Insurance
                                                 -----        ------       --------      ------      --------      ---------
                                                 ASSETS
                                                 ------
INVESTMENTS, at fair value:
  General American Life Insurance Company
   Group Annuity Contract                     $ 5,459,179    $   -        $     -      $     -     $ 5,459,179       $ -
  IDS Trust Company Collective Income Fund      3,575,094        -              -            -       3,575,094         -
  LaSalle National Income Plus Fund             2,918,723        -              -            -       2,918,723         -
  Society National Bank MGD GIC Fund            4,592,842        -              -            -       4,592,842         -
  Washington Mutual Investors Fund              2,753,463        -              -       2,753,463         -            -
  Massachusetts Capital Development Fund          470,141        -              -         470,141         -            -
  Boatmen's Employee Benefit Short-Term Fund      167,731         388         34,209       20,421      110,214        2,499
  Loans to participants                         1,027,739        -              -            -       1,027,739         -
  Angelica Corporation Common Stock             1,427,105     312,021      1,115,084         -            -            -
                                              -----------    --------     ----------   ----------  -----------       ------
                                               22,392,017     312,409      1,149,293    3,244,025   17,683,791        2,499
OTHER ASSETS:
  Contributions receivable (including
   employer's contributions of $18,263)           147,859        -            11,367       23,488      110,020        2,984
  Interest and dividends receivable               148,468       2,599          9,228      136,080          561         -
  Other receivables                                43,755        -             1,383         -          42,372         -
                                              -----------    --------     ----------   ----------  -----------       ------
     Total assets                              22,732,099     315,008      1,171,271    3,403,593   17,836,744        5,483
                                              -----------    --------     ----------   ----------  -----------       ------

                                              LIABILITIES
                                              -----------
LIABILITIES:
  Premiums payable                                  5,483        -              -            -            -           5,483
  Other payable                                    83,106        -            26,222       20,058       36,826         -
                                               ----------    --------     ----------   ----------  -----------       ------
     Total liabilities                             88,589        -            26,222       20,058       36,826        5,483
                                               ----------    --------     ----------   ----------  -----------       ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS        $22,643,510    $315,008     $1,145,049   $3,383,535  $17,799,918       $ -
                                              ===========    ========     ==========   ==========  ===========       ======


                                   The accompanying notes are an integral part of this statement.



                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                      RETIREMENT SAVINGS PLAN
                                                      -----------------------


                                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                        ---------------------------------------------------

                                                         DECEMBER 31, 1992
                                                         -----------------

                                                                                       Investment Funds
                                                            ----------------------------------------------------------------
                                                               Company Stock Fund                                  Directed
                                                            -----------------------                  Interest      Purchase
                                                               Tax          Salary       Mutual       Income       of Life
                                                 Total        Credit       Deferral       Fund         Fund        Insurance
                                                 -----        ------       --------      ------      --------      ---------
                                                 ASSETS
                                                 ------
INVESTMENTS, at fair value:
  General American Life Insurance Company
   Group Annuity Contract                     $ 5,278,910    $   -          $   -      $     -     $ 5,278,910       $ -
  Hartford Life Insurance Company Group
   Annuity Contract                             3,331,363        -              -            -       3,331,363         -
  New York Life Insurance Company Group
   Annuity Contract                             2,488,184        -              -            -       2,488,184         -
  IDS Trust Company Collective Income Fund      3,389,105        -              -            -       3,389,105         -
  Washington Mutual Investors Fund              1,997,590        -              -       1,997,590         -            -
  Massachusetts Capital Development Fund          513,158        -              -         513,158         -            -
  Angelica Corporation Common Stock             1,067,456     285,014        782,442         -            -            -
  Boatmen's Employee Benefit Short-Term Fund      170,564         474         12,006       17,857      137,186        3,041
  Loans to participants                           886,657        -              -            -         886,657         -
                                              -----------    --------       --------   ----------  -----------       ------
                                               19,122,987     285,488        794,448    2,528,605   15,511,405        3,041
OTHER ASSETS:
  Cash on deposit with Trustee                      5,094        -              -            -           5,094         -
  Contributions receivable (including
   employer's contributions of $17,909)           144,113        -            12,603       19,302      108,917        3,291
  Interest and dividends receivable                62,483       2,573          6,942       52,303          665         -
  Other receivables                                23,174        -              -             287       22,887         -
                                              -----------    --------       --------   ----------  -----------       ------
     Total assets                              19,357,851     288,061        813,993    2,600,497   15,648,968        6,332

                                              LIABILITIES
                                              -----------
LIABILITIES--Premiums payable                       6,332        -              -            -            -           6,332
                                              -----------    --------       --------   ----------  -----------       ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS        $19,351,519    $288,061       $813,993   $2,600,497  $15,648,968       $ -
                                              ===========    ========       ========   ==========  ===========       ======



                                   The accompanying notes are an integral part of this statement.



                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                      RETIREMENT SAVINGS PLAN
                                                      -----------------------


                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   --------------------------------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1993
                                                ------------------------------------

                                                                                       Investment Funds
                                                            ----------------------------------------------------------------
                                                               Company Stock Fund                                  Directed
                                                            -----------------------                  Interest      Purchase
                                                               Tax          Salary       Mutual       Income       of Life
                                                 Total        Credit       Deferral       Fund         Fund        Insurance
                                                 -----        ------       --------      ------      --------      ---------

INVESTMENT INCOME:
  Interest                                    $ 1,122,838    $     42     $      942   $    1,749  $ 1,120,105     $   -
  Cash dividends                                  236,919      10,344         33,097      193,478         -            -
                                              -----------    --------     ----------   ----------  -----------     --------
                                                1,359,757      10,386         34,039      195,227    1,120,105         -
                                              -----------    --------     ----------   ----------  -----------     --------
CHANGE IN UNREALIZED APPRECIATION
 OF INVESTMENTS                                   285,597      30,557        111,281      143,759         -            -
                                              -----------    --------     ----------   ----------  -----------     --------
NET REALIZED GAIN (LOSS) ON SALE OF
 INVESTMENTS                                        8,029        (682)        (1,960)      10,671         -            -
                                              -----------    --------     ----------   ----------  -----------     --------
CONTRIBUTIONS:
  Interfund transfers                                -           -           (27,328)      63,071      (35,743)        -
  Participants'                                 2,762,092        -           216,532      493,625    1,977,988       73,947
  Employer's                                      462,253        -            39,011       70,143      353,099         -
  Rollovers                                        23,233        -               893         -          22,340         -
  Other receipts                                   19,009         437            581        3,983       14,008         -
                                              -----------    --------     ----------   ----------  -----------     --------
                                                3,266,587         437        229,689      630,822    2,331,692       73,947
                                              -----------    --------     ----------   ----------  -----------     --------
LESS:
  Participants' withdrawals                    (1,554,032)    (13,751)       (41,993)    (197,441)  (1,300,847)        -
  Life insurance premiums                         (73,947)       -              -            -            -         (73,947)
                                              -----------    --------     ----------   ----------  -----------     --------
                                               (1,627,979)    (13,751)       (41,993)    (197,441)  (1,300,847)     (73,947)
                                              -----------    --------     ----------   ----------  -----------     --------
     Changes in net assets available for
      plan benefits                             3,291,991      26,947        331,056      783,038    2,150,950         -

NET ASSETS AVAILABLE FOR PLAN BENEFITS
 AT BEGINNING OF YEAR                          19,351,519     288,061        813,993    2,600,497   15,648,968         -
                                              -----------    --------     ----------   ----------  -----------     --------
NET ASSETS AVAILABLE FOR PLAN BENEFITS
 AT END OF YEAR                               $22,643,510    $315,008     $1,145,049   $3,383,535  $17,799,918     $   -
                                              ===========    ========     ==========   ==========  ===========     ========


                                   The accompanying notes are an integral part of this statement.



                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                      RETIREMENT SAVINGS PLAN
                                                      -----------------------


                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   --------------------------------------------------------------

                                              FOR THE YEAR ENDED DECEMBER 31, 1992
                                              ------------------------------------

                                                                                       Investment Funds
                                                            ----------------------------------------------------------------
                                                               Company Stock Fund                                  Directed
                                                            -----------------------                  Interest      Purchase
                                                               Tax          Salary       Mutual       Income       of Life
                                                 Total        Credit       Deferral       Fund         Fund        Insurance
                                                 -----        ------       --------      ------      --------      ---------

INVESTMENT INCOME:
  Interest                                    $ 1,139,989    $      81      $   1,766  $    1,075  $ 1,137,067     $   -
  Cash dividends                                  122,368       10,496         24,108      87,764         -            -
                                              -----------    ---------      ---------  ----------  -----------     --------
                                                1,262,357       10,577         25,874      88,839    1,137,067         -
                                              -----------    ---------      ---------  ----------  -----------     --------
CHANGE IN UNREALIZED APPRECIATION/
 (DEPRECIATION) OF INVESTMENTS                   (329,792)    (131,952)     (258,090)      60,250         -            -
                                              -----------    ---------     ---------   ----------  -----------     --------
NET REALIZED GAIN (LOSS) ON SALE OF
 INVESTMENTS                                      (28,367)      (7,245)      (33,920)      12,798         -            -
                                              -----------    ---------     ---------   ----------  -----------     --------
CONTRIBUTIONS:
  Interfund transfers                                -            -           81,848      820,106     (901,954)        -
  Participants'                                 2,693,980         -          206,534      354,511    2,047,072       85,863
  Employer's                                      456,669         -           36,840       52,394      367,435         -
  Rollovers                                        36,298         -            3,475       13,988       18,835         -
  Other receipts                                    3,701         -             -             287        3,414         -
                                              -----------    ---------     ---------   ----------  -----------     --------
                                                3,190,648         -          328,697    1,241,286    1,534,802       85,863
                                              -----------    ---------     ---------   ----------  -----------     --------
LESS:
  Participants' withdrawals                    (1,454,138)     (19,314)      (46,620)    (157,676)  (1,230,528)        -
  Life insurance premiums                         (85,863)        -             -            -            -         (85,863)
                                              -----------    ---------     ---------   ----------  -----------     --------
                                               (1,540,001)     (19,314)      (46,620)    (157,676)  (1,230,528)     (85,863)
                                              -----------    ---------     ---------   ----------  -----------     --------
     Changes in net assets available for
      plan benefits                             2,554,845     (147,934)       15,941    1,245,497    1,441,341         -

NET ASSETS AVAILABLE FOR PLAN BENEFITS
 AT BEGINNING OF YEAR                          16,796,674      435,995       798,052    1,355,000   14,207,627         -
                                              -----------    ---------     ---------   ----------  -----------     --------
NET ASSETS AVAILABLE FOR PLAN BENEFITS
 AT END OF YEAR                               $19,351,519    $ 288,061     $ 813,993   $2,600,497  $15,648,968     $   -
                                              ===========    =========     =========   ==========  ===========     ========


                                   The accompanying notes are an integral part of this statement.

                            THE ANGELICA CORPORATION
                            ------------------------

                            RETIREMENT SAVINGS PLAN
                            -----------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1993 AND 1992
                          --------------------------


1. DESCRIPTION OF PLAN:
   -------------------

General
- -------

The Angelica Corporation Retirement Savings Plan (the Plan), as amended and restated, was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in Trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time employees who are residents of the United States and who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

     Participants' contributions - Participants may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. Upon enrollment or reenrollment, each participant shall direct that his or her contributions be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

         Company Stock Fund
           This includes the tax credit and salary deferral funds. These funds are invested in Angelica Corporation Common Stock.

         Mutual Fund
           This fund invested in the Washington Mutual Investors Fund.

         Interest Income Fund
           This fund is invested in group annuity contracts with General American Life Insurance Company, IDS Trust Company Collective Income Fund, LaSalle National Income Fund Plus and Society National Bank MGD GIC Fund.

         Directed Purchase of Life Insurance
           Each participant has the right to direct a portion of his or her contributions to purchase insurance for the participant life or the lives of his or her spouse and children under age
           23. Only participants contributing to this fund as of October 31, 1989, are allowed to continue contributions in the future.

The number of participants with an account balance in each fund at December 31, 1993, was as follows:

         Company Stock Fund                      403
         Mutual Fund                             412
         Interest Income Fund                  1,958
         Directed Purchase of Life Insurance     175
         PAYSOP                                  740

The total number of participants in the Plan was less than the sum of the number of participants shown above because many were participating in more than one fund.

Employer Contributions
- ----------------------

The Company provides a matching contribution of 1/4 of 1% for each 1% (up to a maximum of 6%) of the total amount of compensation deferred by the participant per year; provided that the maximum amount of matching contribution on behalf of any one participant will be $600.

Under the employee stock ownership arrangement established by the Plan, the Company has also contributed cash equal to that percentage of the total annual compensation to all participants and all other employees eligible to participate in the Plan which was permitted under Section 41 of the Internal Revenue Code as a credit against its income tax. As a result of the Tax Reform Act of 1986, however, the Company discontinued this contribution as of January 31, 1987. This cash was used by the Trustee only to acquire common stock of the Company. The common stock so acquired was then allocated on a per capita basis among the accounts of all eligible employees, whether or not they had elected to make salary deferrals under the Plan. Common stock of the Company allocated to participants' accounts pursuant to the employee stock ownership arrangement is not subject to a participants' investment direction.

Vesting and Distributions
- -------------------------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times. The Company's tax credit contribution portion of each account became fully vested when the contribution was allocated to the participants' accounts upon contribution by the Company.

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1993 and 1992, the Plan had $2,442 and $75,657,
respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan was made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

Accounting Principles
- ---------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold.

Income Tax Status
- -----------------

The Company has received a determination letter dated March 12, 1986, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributed. The Plan Administrator believes that the Plan as amended and as currently operating is in compliance with all applicable provisions of the Internal Revenue Code.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the Plan year or at the time of purchase during the year.

Reclassifications
- -----------------

Certain prior period amounts have been reclassified to conform to the current year presentation.

3. TERMINATION OF THE PLAN:
   -----------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement, and shall have all such other powers as are necessary or appropriate for the completion of such distribution.

Upon complete termination of the Plan, plan assets are not insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974 (ERISA). In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                    SCHEDULE I





                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                      RETIREMENT SAVINGS PLAN
                                                      -----------------------


                                                      SCHEDULE OF INVESTMENTS
                                                      -----------------------

                                                         DECEMBER 31, 1993
                                                         -----------------

                                                                       Number of
                                                                       Shares or
                                                                       Principal
                                                                        Amount                Cost            Fair Value
                                                                      ----------           -----------       -----------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock--
    Tax credit                                                            11,045           $   300,069       $   312,021
    Salary deferral                                                       39,472             1,067,910         1,115,084
  Boatmen's Employee Benefit Short-Term Fund--
    Tax credit                                                        $      388                   388               388
    Salary deferral                                                   $   34,209                34,209            34,209
                                                                                           -----------       -----------
                                                                                             1,402,576         1,461,702
                                                                                           -----------       -----------
MUTUAL FUND:
  Washington Mutual Investors Fund                                       154,863             2,561,219         2,753,463
  Massachusetts Capital Development Fund                                  40,670               462,234           470,141
  Boatmen's Employee Benefit Short-Term Fund                          $   20,421                20,421            20,421
                                                                                           -----------       -----------
                                                                                             3,043,874         3,244,025
                                                                                           -----------       -----------
INTEREST INCOME FUND:
  General American Life Insurance Company Group
   Annuity Contract                                                   $5,459,179             5,459,179         5,459,179
  IDS Trust Company Collective Income Fund                               101,608             3,575,094         3,575,094
  LaSalle National Income Plus Fund                                   $2,918,723             2,918,723         2,918,723
  Society National Bank MGD GIC Fund                                  $4,592,842             4,592,842         4,592,842
  Boatmen's Employee Benefit Short-Term Fund                          $  110,214               110,214           110,214
  Loans to participants, interest ranging from 6.5% to 12.0%          $1,027,739             1,027,739         1,027,739
                                                                                           -----------       -----------
                                                                                            17,683,791        17,683,791
                                                                                           -----------       -----------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's Employee Benefit Short-Term Fund                          $    2,499                 2,499             2,499
                                                                                           -----------       -----------
      Total investments                                                                    $22,132,740       $22,392,017
                                                                                           ===========       ===========


                                                                   SCHEDULE II






                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                      RETIREMENT SAVINGS PLAN
                                                      -----------------------


                                               SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                                               --------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1993
                                                ------------------------------------


                                              Purchases                                    Sales
                                   --------------------------------   -------------------------------------------------------
                                     Number of           Cost           Number of          Cost                       Gain or
Description of Asset               Transactions          Basis        Transactions         Basis       Sales Price     (Loss)
- --------------------               ------------       -----------     -------------      -----------   -----------    -------
Boatmen's Employee
  Benefit Short-Term
  Fund                                 257            $11,955,938          140           $11,958,711   $11,958,711      $ -

Centerland
  Short-Term
  Dividend Asset
  Portfolio                              1              3,357,302            1             3,357,302     3,357,302        -

LaSalle National
  Income Plus Fund                      10              3,054,797           11               159,293       159,293        -

Society National Bank
  GIC Fund                              12              4,642,342           13               261,690       261,690        -

Hartford Life
  Insurance Company
  Group - Group
  Annuity Contract                       1                 25,939            1             3,357,302     3,357,302        -

New York Life
  Insurance                              1                 17,711            1             2,505,895     2,505,895        -


                                                       Exhibit 23
                                                       of 11-K


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
            -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Retirement Savings Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-5524.


                                        /s/ Arthur Andersen & Co.

                                        ARTHUR ANDERSEN & CO.



St. Louis, Missouri
April 25, 1994